SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report (Date of earliest event reported): December  19, 1997





                       Electrosource, Inc.
     (Exact name of registrant as specified in its charter)





      Delaware              0D16323             742466304
  (State or other      (Commission File       (IRS Employer
  jurisdiction of           Number)        Identification No.)
   incorporation)

  2809 Interstate Highway 35              78666-5930
             South                        (Zip Code)
       San Marcos, Texas
(Address of principal executive
           offices)



Registrant's  telephone  number,  including  area   code:  (512)753-6500



                        Page 1 of 5 Pages
               An Exhibit Index appears on page 4


Item 5. Other Events

     On December 19, 1997, Electrosource, Inc. (the ORegistrantO) entered into agreements for the sale of certain convertible securities. Pursuant to Rule 135c under the Securities Act of 1933, the Registrant has filed a press release relating to these agreements under cover of this Current Report on Form 8-K.

                           SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      ELECTROSOURCE, INC.



                      By:  /s/ James M. Rosel

                      James M. Rosel
                      Vice President Finance and General Counsel

                      Date: December 23, 1997


                            EXHIBITS

  Exhibit                                             Page
  Number

     1       Press release relating to sale of          5
             securities




Electrosource, Inc.
     2809 Interstate  35 South, San Marcos, Texas  78666-5930 USA
     Tel:  512-753-6500   Fax:  512-353-3391
     www.electrosource.com
     Manufacturers of the Horizonr C2M Battery


ELECTROSOURCE NEWS


CONTACTS:   Robin Roberson                Mark  Trinske,
            Electrosource, Inc.           Trinske Communications, Ltd.
            (512) 753-6500                (303) 665-7760
            RRRoberson@aol.com            mail@trinske.com



    CORNING TO INVEST ADDITIONAL $2 MILLION IN ELECTROSOURCE


      San Marcos, Texas - (December 23, 1997) - ELECTROSOURCE, INC. (NASDAQ: ELSI) announced today that it has a commitment for a $2 million investment in the form of convertible debt from Corning Incorporated (NYSE: GLW). Electrosource has received the first $1 million under the agreement, with the balance is available over the next sixty days. The debt may be converted into common stock or into convertible preferred stock at the option of Corning. Conversions into common stock will be at a price $1.00 to $1.50 above the closing price for Electrosource common stock on December 19, 1997, the date on which the Agreement was signed.

      In March 1997, Corning invested $4 million in Electrosource in the form of a five-year convertible note and received a two-year option to purchase 500,000 additional shares. As part of the new $2 million commitment, the options were repriced.

      The securities sold have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Electrosource, headquartered in San Marcos, Texas, designs, manufactures and markets proprietary advanced energy storage technologies and systems. Additional information about the company is located on the internet at www.electrosource.com.

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